                                  EXHIBIT 11.1


               STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE.




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



                                                                   Exhibit 11.1

                                 EATERIES, INC.
                      COMPUTATION OF NET INCOME PER SHARE


                                                     Thirteen weeks         Thirteen Weeks
                                                     Ended March 31,        Ended March 30,
                                                          1996                   1997
                                                     ---------------        ---------------
Shares for net income per share computation:

    Weighted average shares:
      Common shares outstanding
        from beginning of period                         3,745,095              3,860,630
      Common shares issued upon
        exercise of stock options                           62,996                  2,637
                                                       -----------            -----------
                                                         3,808,091              3,863,267

    Common stock equivalents:
      Shares issuable upon exercise
        of options and warrants                            761,983                556,983
      Assumed repurchase of outstanding
        shares under the treasury stock
        method (based on average market
        price for the quarter)                            (637,961)              (336,646)
                                                       -----------            -----------
                                                           124,022                220,337
                                                       -----------            -----------
                                                         3,932,113              4,083,604
                                                       ===========            ===========
Net income                                             $    37,279            $   228,808
                                                       ===========            ===========

Net income per share                                   $      0.01            $      0.06
                                                       ===========            ===========


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